Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Samson Oil & Gas Limited of our report dated September 15, 2014 relating to the consolidated financial statements, which appear in Samson Oil and Gas Limited’s Annual Report on Form 10-K for the year ended June 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

October 6, 2015